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                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                                                               JOHN ARNOT WILSON
                                                                    RETIRED
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                                                    EXHIBIT 5.1


                                 August 22, 1997

SCM Microsystems, Inc.
131 Albright Way
Los Gatos, California  95032

        RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1, filed by you with the Securities and Exchange Commission (the "Commission") on August 22, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,370,000 shares of your Common Stock, par value $0.001 per share (the "Shares"). The Shares include an over-allotment option granted by the Company to the Underwriters in the offering for resale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon your completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                            Sincerely,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            A Professional Corporation